UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 19, 2015
                Date of Report (Date of earliest event reported)


                       AMERICA RESOURCES EXPLORATION INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-196409                 98-1153516
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

       2800 Post Oak Boulevard
             Suite 4100
            Houston, TX                                             77056
(Address of principal executive offices)                         (Zip Code)

                                 (832) 390-2273
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On June 12, 2015, America Resources Exploration Inc., a Nevada corporation (the "Company"), accepted a Subscription Agreement for the sale of up to 2.55 million shares of its common stock. No underwriters were utilized in connection with this sale of securities.

The Subscription Agreement provides that the shares shall be sold as follows:
(i) upon execution thereof, the purchase irrevocably agrees to purchase 1 million at $0.15 per share; (ii) within sixty (60) days of the date of the Subscription Agreement, the purchaser has the right to purchase an additional 750,000 shares at the price of $0.20 per share; and (iii) within one hundred twenty (120) days of the date of the Subscription Agreement, the purchaser has the right to purchase an additional 800,000 shares at the price of $0.20 per share.

On June 19, 2015, the Company received payment of $150,000 for the first tranche of described above.

EXEMPTION FROM REGISTRATION. The shares of common stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering and Regulation D promulgated thereunder.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA RESOURCES EXPLORATION INC.

DATE: June 19, 2015


By: /s/ Huang Yu
   -------------------------------
Name:  Huang Yu
Title: President

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